Newtek Business Services Corp (UPDATE) March 2, 2022 Corporate Speakers:  Barry Sloane; Newtek Business Services Corp.; Chairman, President & CEO PRESENTATION Operator: Thank you for standing by. Welcome to the update on pending acquisition of the National Bank of New York City. (Operator Instructions) Please be advised today's conference may be recorded. (Operator Instructions) I'd now like to hand it over to your speaker today, Barry Sloane, President and CEO of Newtek Business Corp. Barry Sloane: Good morning, everyone, and thank you for joining today's call. For all prospective investors, current investors, analysts and all Newtek stakeholders, my name is Barry Sloane, President and CEO and Founder of Newtek Business Service Corp. Thank you all for attending today's call regarding an update on the pending acquisition of National Bank of New York City. I'd like to turn all your attention to a PowerPoint presentation that we have hung on our website, newtekone.com, N-E-W-T-E-K-O-N-E.com. Go to the Investor Relations section under Presentations and Events, and you'll be able to see a visual presentation. And that audio portion of the presentation will be archived for a period of time. A few housekeeping items first. On Monday, February 28, Newtek submitted to the Office of the Comptroller of the Currency an application to acquire National Bank of New York City. We have also noticed the market by advertising in The New York Post and The Miami Herald. Today, the illustrations that you'll see here are consistent with the information that was submitted as part of our application to the OCC. With that said, I'd like to ask you all to please read and review the note regarding forward-looking statements on Slide #1 of the presentation and Slide #2 of the presentation. As you can imagine, when we announced the contractual acquisition of National Bank of New York City subject to shareholder vote and regulatory approval, that occurred on approximately August 2 or 3. Since that time, Newtek has worked with its legal team, advisers and sub-advisers. We've had numerous presentations, pre-filings and discussions with the regulatory bodies, including, but not limited to the OCC, the Federal Reserve and the SBA. This period of time occurred over the course of 7 months. In a nutshell, without a vote and actual regulatory approval, what we're discussing today can be subject to change. We estimate that this transaction can be consummated in the third quarter of 2022. Both the regulatory authorities need more time. We'll endeavor to work with them until satisfied and continue during that period as our current structure as a publicly traded business development corp. At this present time, I think it's fair to assume that the Board and the management team obviously believes in the transaction to acquire National Bank of New York City and believe it will be beneficial to shareholders. However, we will seek to obtain a positive vote through a proxy solicitation in the future. It's important to note that the company has had a history of delivering returns to shareholders that evidence capital appreciation, dividends and earnings growth. Historically, we hope that we've earned your trust and respect. We look forward to describing this potential acquisition so investors can understand the (inaudible) illustration of why the management and the Board, whose interest are genuine and aligned with shareholders, to contract to purchase National Bank of New York City. Now I'd like to turn everyone's attention over to Slide #3. Newtek has contracted to acquire National Bank of New York City, and we've entered into an agreement to do so. National Bank of New York City has approximately $200 million of assets as of December 31, 2021 for a $20 million purchase price. Please see the footnote. The deal value is approximately 1x tangible book value. The consideration will be 100% in cash. The anticipated closing, Q3 2022. And we plan on the bank operating as Newtek Bank & Trust, see footnote #2, which indicates that we'll need to get trust powers in order to do that. I think it's important to note the interest in acquiring National Bank of New York City. Newtek currently is a national lender. Newtek desires to be a digital bank and to be able to acquire deposits nationally. Newtek's business solution suite of services that many of you are familiar with as a BDC services businesses all over the United States. National Bank of New York City is a single branch network with approximately 25 to 28 employees in Flushing, Queens. And we believe that, that bank would integrate very well with our existing assets that we'll talk about later on in this presentation. I think it's extremely important to note that we have a significant amount of additional expenses modeled in the acquisition to be able to manage the bank in a safe and sound manner as well as manage the bank holding company in a safe and sound manner. Once again, Newtek historically as a BDC is positioned to make our clients more successful. Positioning ourselves as a bank holding company and owning a bank. we'll be able to, particularly through the NewtekOne dashboard, the one dashboard that your business needs, we'll be able to give our businesses a tool that will make them better. We'll be able to, in an integrated format, create information systems back and forth that will not only help businesses transact online but provide them better information to be able to run their business each and every day. We believe this will be very valuable to our client base. We believe, therefore, we will create significant shareholder value over the course of time. We'd like to go to Slide #4. We anticipate a well-capitalized institution. Importantly, you're primarily looking at 2 entities with respect to the acquisition of National Bank of New York City. One will be the new bank, which will be a wholly owned subsidiary of the publicly traded bank holding company. The bank holding company will elect financial holding company status. I think it's important to note in focusing on the bank for the moment, the national bank -- excuse me, Newtek Bank & Trust is currently structured in our thought process in this illustration as a smaller, clean, well-capitalized bank when you take a look at the capital ratios ranging from TCE, Tier 1 leverage ratio, CET1, total capital ratio from 32% to 42.3%. We previously had thought that it might make sense for us to put the non-bank SBA lender, Newtek Small Business Finance as a subsidiary of the bank. After conversations with all interested parties, Newtek Small Business Finance is better suited to be sitting up at the holding company in a runoff mode. And Newtek Bank & Trust will position itself as an SBA lender with the staff going into Newtek Bank & Trust to be able to do all new originations out of the bank or the old legacy portfolio of Newtek Small Business Finance will be in a runoff mode back up at the holding company. When you take a look at Newtek Business Service Corp., which is the publicly traded company, subject to proxy vote and shareholder approval, it will become a bank holding company or a financial holding company with $1.2 billion of assets, very well capitalized as well, TC ratio, Tier 1 leverage ratio, CET1 ratio, total capital ratio ranging from almost 21% to almost 25%. Once again, our illustration has us starting off with a June 30 date if that is the date that we would close this transaction, both a bank holding company, well- capitalized and a bank subsidiary very well capitalized. Important to note, within the context of this transaction, it's the same businesses that have existed in the publicly traded company that we sit here today that are going into this new format. It's the same assets, the same liabilities, the same initiative, the same ability to generate what we've historically considered attractive returns on equity, however, in a different financial structure. Let's go to Slide #5. Earnings illustration. So this is an illustration of the financial holding company, which is the publicly traded company, consolidated new. I think it's important to note that within the context of the consolidated business, the ROAA and the ROATCE are high. This is very consistent with the types of returns that we've historically earned for our shareholders as a BDC. Obviously, this cost of funds for bank is typically higher than one would denote. Some of that comes from borrowings at the holding company, some of that from within the bank. This illustration has an estimate of full calendar year 2023 of after tax between $2.40 to $2.60 with the midpoint of $2.50.

I think -- and looking at this once again, real important to note, same company, same business, new structure. The pluses are, A, the ability to retain earnings; B, the ability to finance some of the growth with core deposits out of the bank; C, the ability to leverage beyond the BDC construct of 2:1; and four, the ability to optimize the technologies that we've built historically to acquire customers' process business and once again, very importantly, to give prospective banking clients, provided that we get the vote and get approved, to be able to use the dashboard. Dashboard will be used irrespective of whatever happens, bank, no bank. But that dashboard is a very, very valuable tool. And in a banking construct, we all know that the bank tends to be the center of the universe for most small and medium-sized businesses. So deeper in the slide, we're going to talk about the dashboard, the value of the dashboard and why this dashboard will wind up differentiating ourselves from other organizations. We feel very strongly about this. Once again, I'd like to point everybody to the footnotes at the bottom of Slide #5. Slide #6, an earnings illustration. I think this slide is important because it kind of gives you a feel for the breakout of where the business is, both at the bank and as well as the financial holding company. Within the bank construct will be the 7(a) lending, the 504 lending, CRE lending that we would refer to as conventional conforming standard CRE lending that would go into a bank and a banking contract as well as C&I lending. So these are the businesses that will be funded with core deposits. At the financial holding company, you've got the recurring income from the merchant solutions business, the technology solutions business, the NIA and the payroll. In our current illustration and based upon the historic conversations that we've had with all the parties, we believe that this particular structure and illustration obviously has prospects. And that's why we've laid that out today so that we could share our thoughts and beliefs with the investment community. Moving to Slide #7. Peer benchmarking illustration, we think an important slide. As we talked about previously, and I want to note the information from this slide. The source is S&P Global Market Intelligence, and then we've got a lot of other market data. Please note footnote 1 to 5. So I think importantly, you could see that Newtek has historically generated as a BDC and illustrating its potential as a bank, high returns on average assets, high returns on average tangible common equity. And these are extremely important and valuable from a competitive perspective, looking at what we do versus what our peers would do whether it's sort of your standard old-fashioned small bank, fintech-enabled bank, extremely competitive in these particular areas. You could also see that after a year, we're still looking at Newtek, and this is obviously on a consolidated basis, as extremely well-capitalized financial holding company. When you look at price times EPS, and I think many of you are fully aware where we trade times earnings as a BDC, and you look at where the KBW SMID Capital Bank indexes, fintech-enabled banks. And you look at the illustrations that we've given, we think that this could produce a very beneficial return for our shareholders, which is why the company has entered into the contract to acquire the National Bank of New York City. On Slide #8, I think it's important to note that we've got selective information from the balance sheet of the pro forma NEWT financial holding company and the pro forma NEWT bank. Once again, the important aspects to this particular slide and showing how we go from the existing NEWT to the De-BDC and all the machinations that are required to get up to a pro forma NEWT financial holding company and pro forma NEWT bank. You're looking at the publicly traded financial holding company, a little shy on a June 30 close. If that were to occur, $1.2 billion of total assets with total equity of $270 million. Now mind you, when you think about the conversion from a BDC to a C Corp, the value that we arrived as net asset value from the payments business and tech solutions business and all the other assets because those are not tangible assets gets diminished, however, still very well capitalized. And those businesses, which are not capital intensive, will sit up at the holding company and prospectively provide reoccurring regular income, very valuable. Note that the pro forma NEWT bank $240 million of prospective assets on June 30 close at $78 million of capital. So when you look at the capitalization of the bank at the close, you've got high ratios towards the bottom of the slide from 32% in equity to 42.3% in equity and a very well-capitalized bank holding company as well. Once again, I please ask everybody to read the footnotes on these particular illustrations. Slide #9 is an important slide. Some have said to me over the past 7 or 8 months, "Well, gee, you're going to need to hire all these people, and you're going to need to really put a lot of expenses on the bank that you haven't considered." Let me point out that we will be hiring a CFO of the bank. We'll be hiring a Chief Compliance Officer of the bank. We have already hired a Chief Digital Officer for the bank. And Nick Young, who is the Chief Risk Officer of Newtek Business Service Corp., is imminently qualified and is the proposed President of Newtek Bank & Trust and Chief Operating Officer. But Newtek has approximately 250 employees in lending alone that will go into the bank. So this is a full-service lending operation that's got capability beyond 7(a) and 504 lending. I think it's important to note that people such as Al Spada, who's President of Newtek Business Credit. He headed up the ABL division at Santander Bank. And Brian Lawn, who has been working with us in a variety of different areas in all forms of lending. Previously, he was a Senior Vice President and managed a commercial real estate regional portfolio for People's United Bank.

And Mike Ogus, who was a Director of Small Business Lending at BNB Bank, tremendous talent that we have in the organization, let alone people that have got 25 to 35 years' worth of experience in small business lending, the Virginia Wileys, the Gary Goldens, as well as all of our associates in the organization that will be going into the bank. So you take the technology, you take the people, you take the customer relationships, we are extremely excited about the opportunity and the plan that we have submitted, both to the OCC and the Federal Reserve and look forward to working with them over the course of time to get our approvals in place. I think, once again, it's important to note that historically, Newtek has used its technology to improve the client experience, to make our clients more successful and really to reduce what we view as a kind of bloated financial institutions infrastructure historically. Our technology has helped improve various different workflows. And the way that Newtek is currently set up, we are able to provide financing and business solutions to rural communities, urban communities, women and minority-owned businesses all across the United States in all 50 states. Moving forward to Slide #10. This is a slide that we've talked about relative to Newtek changing our corporate structure, which we did in November of 2014, where we converted from a C Corp into a BDC. We've recently reported in our recent shareholder conference call that over a window from July 15 to, I believe it was mid-January, we had shareholders that had a position in Newtek stock that went to 0. The total amount of those shares was approximately 6.3 million. That represents about 25% of the outstanding shares. People can draw their own conclusions from that. Slide #11, extremely important slide, the NewtekOne Dashboard, the one dashboard for all your business needs for our customers. So what we have here today are all solutions that currently exist across Newtek. However, putting this in the form of our dashboard, our aggregation tool, is extremely valuable. So when you look at technology-enabled banks today or fintechs or whatever the market wants to call the (inaudible) banks, et cetera, et cetera, a lot of them are very much driven by the technology and the software to produce efficiencies and to help the client. I want to call your attention to, I guess, what I'll refer to as the left-hand side but someone could be the right-hand side. But the left-hand side of the dashboard, looking at the dashboard in the screen shot on Slide #11. One of the most important aspects of what we envision as the -- as Newtek Bank & Trust through the dashboard is the ability to have relationships with people. So when you get assigned the dashboard, you're going to have a relationship manager. You're going to have a payments specialist. You're going to have a lending specialist. You're going to have an insurance specialist. You're going to have a payroll health and benefits specialists and a tech solution specialist.

So you'll have a team of people assigned to the relationship, major value. Walk into a bank today in a branch, try to get somebody online, who's taking care of you? Already designated in the dashboard phone numbers, e-mails, ability to connect. Now beginning April 1 internally at Newtek, we will be adopting a policy where staff will be required to communicate with clients and open up their TV cameras -- so we will open up our camera, client doesn't have to. But we want our customers to know there's a person there, we're here for them, and the solutions are there. When you look at the dashboard, obviously, banks do a good job today of taking your money and if you qualify and you ask making a loan. I think that falls short of what the SBA defines as a 30 million business community out there. And that's what Newtek has really aspired to do over the course of more than 2 decades is to provide superior solutions, to do things better, to make our businesses more successful. The dashboard, we believe, is indicative of that. So by going on to the dashboard, one will be able to do many things. Some of them will clearly be analytical and informational. And as the dashboard continues to grow and we get to higher phases, it will be very, very transactional. Things that will be in the dashboard. One, payment processing data. So if, in fact, you're taking payments through Visa, Mastercard, Discover and American Express, you'll be able to see how much Visa, how much Amex, how much Master, how much debit, how much credit, what your refunds are, what your charge backs or you'll be able to look at batches. You'll be able to look at charges right in the dashboard. Payroll. You'll be able to go into the dashboard and make payroll. You'll be able to see your employees. You'll be able to actually see the money taken out for the workman's comp, health insurance benefits, 401(k). The Newtek Insurance Agency will be able to make offers to our business owners through the dashboard in that particular area. Today, e-commerce is extremely important. Businesses want to look at their effectiveness of their website on a regular basis. So whether they host with us or not, we'll be able to provide them data on the dashboard of their website traffic, search data, balance rate, time on the site, number of visits, very, very useful, very, very important. Another important aspect of the dashboard will be what I refer to as corporate document storage. So what better place to have all your documents stored safe and securely but in a bank? By the way, these are all things that exist today. They all exist today within the Newtek world of product solutions and services so that a business can store their organizational documents, their LLC, their secretary certificates, their leases, their insurance policies, their (inaudible). Any important documents can get put there. In addition, the statements can also get put there.

This is a tool that we will roll out to make our clients more successful, make our clients better, improve the client experience. And we're going to do more for our business clientele than just try to take their deposits and if they qualify, make a loan. We're very excited also about the ability for the business owners to see the many different solutions. It gives us the ability to bundle and margin pool. We're extremely excited about the dashboard. Importantly, once again, when you think about Newtek, with these types of technologies and with a workforce that's historically worked in this manner before the pandemic, where you were able to deal with an inside specialist in each one of the categories, we are very well suited. We'll be able to grow our business, have it scalable, reduce expenses and make it beneficial to all of our stakeholders. On Slide #12. In conclusion, we have a diversified business model. And I say that, and I'm not sure people get it. We have payment processing revenue. We have tech solutions revenue. We have gain on sale from the SBA 7(a) income. We have spread income. We actually talked about our net interest margins on our SBA portfolio growing significantly. We're going to be able to grow all these businesses, including our nonconforming lending business at the holding company. We are extremely excited about this. We're not a new company. We have a proven track record, established in '98, publicly traded since 2000. Take a look at that track record on Bloomberg or any information. We've always done a good job for our shareholders. Over a 19-year lending history, we survived '08, '09 as a nonbank, same thing with the pandemic. We believe that the bank holding structure will be in the best long-term interest of the company, which is why the company contracted to acquire National Bank of New York City. Management's interest is very much aligned with shareholders. We have a significant ownership stake in the stock and believe that this will be -- this acquisition will be beneficial to shareholders. We believe by changing the corporate structure, once again, we're not changing the business, but we're changing the corporate structure. We can broaden and enhance our access to diversify our financing, diversify our loan product doing conforming C&I loans and conforming commercial real estate loans in the context of the bank, which will reduce the dependency that we currently have on some of our current product lines. In addition to that, in a bank format, we'll be able to continue to service small- to medium-sized businesses all over the United States and rural, urban communities, women and minority-owned businesses.

We believe strongly that by adding all of our solutions to the NewtekOne Dashboard and if we get the shareholder vote and regulatory approved, put banking in there, our ability to cross-sell its business and financial solutions will be, we think, unprecedented. Unprecedented because a lot of people might offer the technology, but they don't have the people and the software behind it to fulfill it. It's sort of like your sales force, good luck, see what you can do to create it to fit it into your organization. That's not the case here. Importantly, the dashboard is a business engine. It's a business transactional information device. It makes clients more successful. We do it better and we look forward to the opportunity it presented to become a technology-enabled bank. Lastly, it is important that we currently expect, subject to regulatory and shareholder approval, to continue to (inaudible) dividends out of the financial holding company going forward. And that concludes our presentation today. Our goal today was to give the investment community up-to-date information on what we believe and imagine the bank and the bank holding company can be. Would suggest that you take your time, review the document, read the footnotes. Please look at the forward-looking cautionary language in here. And we look forward to getting out there reporting an attractive first quarter. We had a really great recent earnings report. And we're also very excited to announce that we have filed the application with the OCC. So everybody, thank you very much. I greatly appreciate your time and attention today. Have a great day. Bye-bye now. Operator: This concludes today's conference call. Thank you for participating. You may now disconnect.